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                                                                   EXHIBIT 10.41
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                              PONTIAC-GMC DIVISION
                     GMC DEALER SALES AND SERVICE AGREEMENT

     This Agreement, effective DECEMBER 16, 1996, is entered into by General Motors Corporation, GMC ("GMC"), a Delaware corporation, and

          JAY PONTIAC-BUICK-GMC, INC._______________________________ ,a


          /x/ GEORGIA corporation, incorporated on DECEMBER 27, 1983; / / proprietorship;
          / / partnership;
          / / other-specify ________________________________________

     doing business at 1661 WHITTLESEY ROAD
                       COLUMBUS, GEORGIA 31904___________("Dealer").


                                    PREAMBLE


     GMC and its Dealer Partners... Leaders in Delivering Best-In-Class Trucks, Vans and Innovative Services with a Personal Touch Achieving Total Customer Enthusiasm.

     To attain these goals, GMC and its Dealer Partners firmly acknowledge:

          That achieving total customer enthusiasm must be the objective of every endeavor;

          That continuous improvement is critical to our ongoing success;

          That teamwork is essential to our survival;

          That mutual trust and respect are absolute.

     GMC is committed to providing good value to dealers and customers through sound marketing, sales and service programs, quality products, effective resource deployment, simplified administrative activities, and effective communications.

     GMC is committed to building a business relationship of preference for General Motors dealers.

     In pursuit of total customer enthusiasm, it is essential that GMC and its Dealer Partners work closely in a spirit of mutual trust and continuous improvement.

     This Agreement is founded on these mutually shared business goals, and is based upon certain mutual commitments:

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First
                               TERM OF AGREEMENT

This Agreement shall expire on OCTOBER 31, 2000 or ninety (90) days after the death or incapacity of a Dealer Operator or Dealer Owner, whichever occurs first, unless earlier terminated. Dealer is assured the opportunity to enter into a new Dealer Agreement with GMC at the expiration date if GMC determines Dealer has fulfilled its obligations under this Agreement. Dealer will be provided notice of possible nonrenewal of the Agreement in accordance with
Article 13.2 of the Standard Provisions in order that Dealer may correct any failure or breach of the Dealer Agreement prior to its expiration or nonrenewal. If the breach of the Agreement or failure to perform the conditions of the Agreement is corrected to the satisfaction of GMC, a replacement Agreement will be offered at the appropriate time.


Second
                          INCORPORATION OF PROVISIONS

The "Standard Provisions" (Form GMMS 1013) are incorporated as a part of this Agreement.


Third
                                DEALER OPERATOR

Dealer agrees that the following Dealer Operator will provide personal services in accordance with Article 2 of the Standard Provisions:

          JAMES G. STELZENMULLER, III
     _____________________________________________________________________

     _____________________________________________________________________


Fourth
                                 BUSINESS PLAN

To achieve our mutual commitments, GMC Dealer will develop an appropriate Business Plan focused on continuous improvement of Dealer's operations. Such Business Plan will address all sales and service aspects of Dealer's operations, including an emphasis on total customer enthusiasm.

Such Business Plan will be developed and reviewed annually. GMC will assist in preparing the Dealer's Business Plan that is in keeping with the objectives of GMC and Dealer.

GMC will provide Dealer with business goals, business planning consultation, performance standards to assist Dealer in the evaluation of its performance, and information directed to the specific requirements of Dealer.

Dealer will provide GMC with sales and customer satisfaction forecasts and business goals that are supported by action plans and are based upon market analysis, arrived at through the Business Plan process. Dealer will provide, on an ongoing basis, continuous market-driven information regarding customer needs and expectation.
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Fifth

                        DEALER SALES AND SERVICE REPORTS

At least once a year GMC will provide to Dealer written reports on Dealer's sales, service and customer satisfaction performance.

The sales report will provide Dealer with specific information relating to the minimum number of retail units GMC expected to register as its percentage of market share and compare Dealer's retail sales to those Expected registrations. A Retail Sales Index of 100 is the minimum standard for Dealer to be considered in compliance with its commitment under Article 5.1 to effectively sell and promote the purchase, lease and use of GMC Products. GMC also expects Dealer to pursue available sales opportunities exceeding the minimum acceptable standard. Dealers authorized to sell and service GMC medium duty product will be provided specific information relating to the total medium truck business available in the Dealer's APR. GMC will review the service and customer satisfaction performance of Dealer and provide Dealer with a written report or reports at least once a year. The reports will be based primarily on customer responses to owner survey questions. GMC will consult with the National Dealer Council before deciding to materially change the way these reports are developed.

Dealer's performance based upon expected performance levels will become the target which Dealer attains continuous improvement. The Business Plan provides the process by which Dealer continually improves.

GMC will provide periodic updates of marketing data that reflect market conditions within Dealer's APR.

Sixth

                              CUSTOMER ENTHUSIASM

GMC and Dealer recognize that it is in our mutual interest to deliver products and services that exceed customer expectations. GMC and Dealer will use the procedures designated in GM's Service Policies and Procedures Manual to resolve customer complaints. Periodically, GMC will survey customers of Dealers to determine their overall satisfaction with their selling and servicing dealer.

GMC will review Dealer's performance of the Standards for customer enthusiasm. At least annually GMC will inform Dealer in writing of its Customer Satisfaction Information ("CSI") for overall satisfaction based upon both purchase/delivery experience and service experience. GMC will relate this index to comparable indices representing local and national geography. If Dealer's index places Dealer in an unsatisfactory position when compared to other dealers for more than one year, Dealer will, at GMC's request, participate in a comprehensive review of Dealer's performance and plan for improvement. Before making any changes to the CSI procedure, GMC will consult with the appropriate Dealer Council committee.

Seventh

                      COMMUNICATIONS/DEALERSHIP EQUIPMENT

To improve Dealer and GMC communications and customer enthusiasm, and to enhance value to Dealer, Dealer will install and maintain the systems, equipment and supporting software as required by GMC. Such systems, equipment and support software includes but may not be limited to:

  *  Dealer Communication System (DCS) and trained DCS operators
  *  GM Pulsat Network
  *  GM PROSPECT
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Seventh

New or existing communications and dealership equipment systems and technology that may become available will be reviewed with the National Dealer Council before the decision is made to require their use by Dealer.

GMC acknowledges the importance of dealer input on matters that affect the dealer's business. GMC will endeavor to seek counsel from the appropriate dealer advisory committees to the extent marketplace conditions allow, before making decisions on matters that directly affect all GMC dealers. Dealer input will not normally be solicited for matters involving specific dealers, dealer network planning, and production and distribution of Product.

Eighth

                                DEALER TRAINING

In addition to the requirements specified in Article 8 of the Standard Provisions, Dealer agrees to utilize other sources to supplement its training in order to meet the minimum operations requirements.

Dealer will also have appropriate personnel participate in the following required courses:

  -  Professional Performance Network (PPN)
  -  Trans-Tech Guild
  - Service Training Standards courses, and their prerequisites, as required, at GM Training Centers or other approved training institutions.
  - Certified Plus Programs provided by GMC as high priority for in-dealership service training.

GMC will train its wholesale organization to effectively address the needs of Dealer.

Future required training will be reviewed by the National Dealer Council prior to determining training courses or programs for use by Dealer.

Ninth

                  DEALER IDENTIFICATION, IMAGE AND FACILITIES

Dealer and GMC recognize the importance of representing GMC Products to the fullest extent possible. Accordingly, Dealer agrees to prominently display GMC vehicles in new vehicle display areas and new vehicle storage areas; to conspicuously display GMC literature, merchandising elements and marks, both inside and outside the dealer facilities; and to maintain facilities that will enhance the effective performance of Dealership Operations.

GMC supports the On-Going Merchandising Programs for Light, Medium Conventional, and Medium Low Cab Forward as well as the Service Merchandising Program, and GMC encourages Dealer to support and participate in the merchandising programs for each product line Dealer is authorized to sell and service.

Dealer and GMC acknowledge the importance of providing one consistent facility image nationwide for a single line GMC dealer. Accordingly, Dealer agrees to totally implement the approved GMC Facility Image Program when a facility is built or renovated. If Dealership includes another General Motors Division(s) and Dealer implements that Division's facility image program, Dealer agrees to implement GMC Image elements as specified by GMC.
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Ninth

Dealer will prominently use GMC's marks on all Dealer advertising, merchandising and other literature. Dealer will also include GMC in its name whenever Dealer name includes the name of other vehicle name plates or brands.

GMC will consult with the National Dealer Council before deciding to modify facility requirements.


Tenth

                               DEALER ADVERTISING

GMC supports dealer advertising associations and encourages Dealer to support and participate in an advertising association in its respective area.


Eleventh

                         DEALER COUNCIL REPRESENTATION

GMC will support two National Dealer Councils comprised of a representative number of dealers, elected by GMC and Chevrolet Medium Duty Truck dealers as appropriate, who will convey the concerns of dealers to GMC. A Light Duty National Dealer Council will be comprised of GMC light truck dealers, and a Medium Duty National Dealer Council comprised of GMC and Chevrolet Medium Truck dealers. The National Dealer Council representatives, GMC management, and GMC dealers will serve jointly on committees which are created to focus on issues of mutual concern to dealers and GMC. Chevrolet Medium Truck dealers will serve on Medium Duty Council committees. GMC will meet with its National Dealer Council periodically to review those concerns and other mutual business issues.

The responsibility of the GMC National Dealer Council is to develop and maintain a business relationship between GMC and the dealer body that fosters the mutual interests of both Dealer and GMC. Council representatives will communicate with the dealer body in the Zone/Area they are representing by providing feedback on dealer council activities and informing the Dealer Council and GMC of dealer body concerns.


Twelfth

                       BUSINESS MANAGEMENT RESPONSIBILITY

If Dealer is an authorized dealer for more than one division of General Motors, PONTIAC-GMC DIVISION will be primarily responsible for administering the provisions of the Dealer Agreements relating to the Dealer Statement of Ownership, Dealership Location and Premises Addendum, and Capital Standard Addendum. PONTIAC-GMC DIVISION will execute or extend those documents for all divisions.


Thirteenth

                               DISPUTE RESOLUTION

GMC and Dealer expect their differences will be few. If Dealer believes that a decision by GMC is unfair, Dealer may have it reviewed by GMC management so that it can be addressed and, if possible, resolved. Management review will promote a better understanding of the positions of GMC and Dealer and will provide for the mutually satisfactory resolution of most issues. However, if Dealer is not satisfied with the results of management review, Dealer is encouraged to submit the dispute to arbitration under the Dispute Resolution Process. The steps by which Dealer can seek management review and arbitration are described in a separate booklet (currently, GMMS 1019).

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Fourteenth
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                   EXECUTION OF AGREEMENT & RELATED DOCUMENTS
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This Agreement and related agreements are valid only if signed:

     (a) On behalf of Dealer by its duly authorized representative and, in the case of this Agreement, by its Dealer Operator; and

     (b) this Agreement as set forth below, on behalf of GMC by its General Sales and Service Manager and an authorized representative. All related agreements will be executed by the General Sales and Service Manager or an authorized representative.

The following agreements and understandings are hereby incorporated into this
Agreement:

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and all existing addenda (other than Successor Addendum) relating to Dealer
Statement of Ownership, Dealer Location and Premise Addendum, Capital Standards Addendum, Area of Primary Responsibility, Motor Vehicle Addendum and Multiple Dealer Operator Addendum, if applicable, which have not been re-executed at the time of the Agreement.

   JAY PONTIAC-BUICK-GMC, INC.
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                                Dealer Firm Name


                                                        PONTIAC-GMC DIVISION
                                                      General Motors Corporation


By /s/ James G. Stelzenmuller, III  12/16/96   By /s/  ?????
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   Dealer Operator                  Date       General Sales and Service Manager

By                                             By /s/  ?????             1-13-97
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   Signature and Title       Date              Authorized Representative    Date

By
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   Signature                 Date